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                                                                   EXHIBIT 99.10

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT") is being entered into as of February 12, 2003, by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Purchaser") and CLARENT CORPORATION, a Delaware corporation ("Seller"). Seller and Purchaser are referred to collectively in this Bill of Sale, Assignment and Assumption Agreement as the "Parties." Capitalized terms used herein without definition shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS

         The Parties have entered into an Asset Purchase Agreement dated as of December 13, 2002, as amended by that certain First Amendment to the Asset Purchase Agreement dated as of February 4, 2003 (the "Asset Purchase Agreement") which provides for the purchase by Purchaser of the Assets from Seller and for certain related transactions.

         This Bill of Sale, Assignment and Assumption Agreement is being entered into pursuant to Section 7.4 of the Asset Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Bill of Sale, Assignment and Assumption Agreement, intending to be legally bound, agree as follows:

1.       SALE AND ASSIGNMENT.

                  (A) Subject to the terms of the Asset Purchase Agreement, Seller does hereby sell, transfer, convey and assign to Purchaser all of Seller's right, title and interest as of the Closing Date in and to the Assets.

                  (B) Purchaser hereby accepts the transfer, assignment and conveyance of the Assigned Contracts and Assumed Leases and agrees from and after the date hereof to perform the obligations of Seller under the Assigned Contracts and Assumed Leases.

2. ASSUMPTION OF LIABILITIES. Purchaser hereby assumes, and agrees to cause to be timely discharged, duly paid and duly satisfied, each of the Assumed Liabilities.

3. NO ADDITIONAL RIGHTS, OBLIGATIONS OR LIMITATION OF REMEDIES. Nothing contained in this Bill of Sale, Assignment and Assumption Agreement is intended to provide any rights to Purchaser or Seller beyond those rights expressly provided to such Party in the Asset Purchase

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Agreement. Nothing contained in this Bill of Sale, Assignment and Assumption
Agreement is intended to impose any obligations or liabilities on Purchaser or Seller beyond those obligations and liabilities imposed on such Party in the Asset Purchase Agreement. Nothing contained in this Bill of Sale, Assignment and Assumption Agreement is intended to limit or restrict in any manner any of the rights or remedies available to Purchaser or Seller under the Asset Purchase Agreement.

4. INDEMNIFICATION BY PURCHASER. Purchaser shall hold harmless and indemnify Seller and Seller's agents, directors, officers, employees, affiliates, successors and assigns (together with Seller, the "Indemnitees") from and against, and shall compensate and reimburse the Indemnitees for, any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, or reasonable fee, (including any reasonable legal, expert, accounting or advisory fee), charge, cost (including any reasonable cost of investigation) or expense of any nature that is directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (whether or not relating to any third-party claim) and which arises from or as a result of, or is directly or indirectly caused by to: (a) any failure by Purchaser to timely discharge, duly pay or duly satisfy any of the Assumed Liabilities; or (b) any suit or other proceeding related to any matter set forth in clause (a) of this Section 4 (including any proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 4).

5.       FURTHER ASSURANCES.

                  (A) It is the intent of the parties that all of the Seller's right, title and interest in and to each of the Assets be transferred, assigned and conveyed to Purchaser as set forth above. Each party will, to the extent reasonably requested by the other party and at such other party's sole expense, execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing the intent of this Bill of Sale, Assignment and Assumption Agreement.

                  (B) Each party will use commercially reasonable efforts to effect the assignment of all non-U.S. patents, patent applications, trademarks and trademark applications comprising the Assets pursuant to this Bill of Sale, Assignment and Assumption Agreement and the Asset Purchase Agreement.

                  (C)      After the Closing, if Seller files, pursuant to
Section 1.9 of the Asset Purchase Agreement, an additional motion to provide for the assumption and assignment of the Additional Agreements pursuant to Sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, then Purchaser and Seller shall execute a Bill of Sale, Assignment and Assumption Agreement covering the Additional Agreements in the form of this Agreement.

6.       MISCELLANEOUS PROVISIONS.

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         (A)      GOVERNING LAW. This Bill of Sale, Assignment and Assumption
Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

         (B) VENUE AND JURISDICTION. If any legal proceeding or other legal action relating to this Bill of Sale, Assignment and Assumption Agreement is brought or otherwise initiated, the venue therefor will be the Bankruptcy Court, which will be deemed to be a convenient forum.

         (C) NOTICES. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

                  if to Purchaser:

         Verso Technologies, Inc.
         400 Galleria Parkway, Suite 300
         Atlanta, GA 30339
         Attention: Juliet M. Reising
         Facsimile: (678) 589-3572

                  with a copy to:

         Rogers & Hardin LLP
         2700 International Tower
         229 Peachtree Street NE
         Atlanta, Georgia 30303
         Attention: Steven E. Fox and Robert C. Hussle
         Facsimile: (404) 525-2224

                  if to Seller:

         Clarent Corporation
         700 Chesapeake Drive
         Redwood City, CA 94063
         Attention: Legal Department
         Facsimile: (650) 368-6326

                  with a copy to:

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         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306
         Attention: Deborah J. Ludewig and Jennifer Fonner DiNucci
         Facsimile: (650) 849-7400

         (D) ASSIGNMENT. Purchaser may not delegate any of its obligations under this Bill of Sale, Assignment and Assumption Agreement (whether voluntarily, involuntarily, by way of merger or otherwise) to any other Person without the prior written consent of Seller, which consent shall not be unreasonably withheld.

         (E) SEVERABILITY. In the event that any provision of this Bill of Sale, Assignment and Assumption Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Bill of Sale, Assignment and Assumption Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         (F) ENTIRE AGREEMENT. This Bill of Sale, Assignment and Assumption Agreement, the Asset Purchase Agreement, the Confidentiality Agreements (which remain in full force and effect) and the Ancillary Agreements together set forth the entire understanding of the Parties, and supersede all other agreements and understandings between the Parties, relating to the subject matter hereof and thereof.

         (G) WAIVER. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Bill of Sale, Assignment and Assumption Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Bill of Sale, Assignment and Assumption Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (H) AMENDMENTS. This Bill of Sale, Assignment and Assumption Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Parties.

         (I) COUNTERPARTS. This Bill of Sale, Assignment and Assumption Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         (J)      INTERPRETATION OF AGREEMENT.

                  (I) Each Party acknowledges that it has participated in the drafting of this Bill of Sale, Assignment and Assumption Agreement, and any applicable rule of construction to the

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effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Bill of Sale, Assignment and Assumption Agreement.

                  (II) Whenever required by the context hereof, the singular number will include the plural, and vice versa.

                  (III) As used in this Bill of Sale, Assignment and Assumption Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                  (IV) Unless the context otherwise requires, references in this Bill of Sale, Assignment and Assumption Agreement to "Sections" are intended to refer to Sections of this Bill of Sale, Assignment and Assumption Agreement.

                  (V) The bold-faced headings contained in this Bill of Sale, Assignment and Assumption Agreement are for convenience of reference only, will not be deemed to be a part of this Bill of Sale, Assignment and Assumption Agreement and will not be referred to in connection with the construction or interpretation of this Bill of Sale, Assignment and Assumption Agreement.

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         IN WITNESS WHEREOF, the Parties have caused this Bill of Sale,
Assignment and Assumption Agreement to be executed as of the date first written above.



                                       VERSO TECHNOLOGIES, INC.



                                       By: /s/ Steven A. Odom
                                          --------------------------------------
                                       Name: Steven A. Odom
                                       Title: Chief Executive Officer



                                       CLARENT CORPORATION



                                       By: /s/ J. B. Weil
                                          --------------------------------------
                                       Name: James B. Weil
                                       Title: President